QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TransMontaigne GP L.L.C.:

        We consent to the use of our report dated March 7, 2005, with respect to the balance sheet of TransMontaigne GP L.L.C. as of February 28, 2005, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                      KPMG LLP

Denver, Colorado
April 15, 2005

QuickLinks

  Exhibit 23.3